Filed Pursuant to Rule 424(b)(2)
Registration No. 333-248843

The information in this prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale thereof is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 16, 2020

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated September 16, 2020)

5,100,000 Shares

Chewy, Inc.

Class A Common Stock

We are offering 5,100,000 shares of Class A common stock, par value $0.01 per share (“Class A Common Stock”), pursuant to this prospectus supplement and the accompanying prospectus. Our Class A common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “CHWY.” On September 15, 2020, the closing price of our Class A common stock as reported on the NYSE was $54.11.

We have two classes of common stock: Class A common stock and Class B common stock. The rights of the holders of Class A common stock and Class B common stock are identical, except with respect to voting, conversion and transfer rights. Each share of Class A common stock is entitled to one vote. Each share of Class B common stock is entitled to ten votes and is convertible at any time into one share of Class A common stock.

PetSmart, Inc. (“PetSmart”) and certain of its affiliates are currently our majority stockholders. PetSmart and its affiliates own 317,338,356 shares of our Class B common stock and 17,584,098 shares of our Class A common stock, which represents approximately 82.4% of our total outstanding shares of common stock and approximately 97.8% of the combined voting power of both classes of our common stock outstanding immediately prior to this offering. Upon completion of this offering, we will continue to be a “controlled company,” as defined under the corporate governance rules of the NYSE.

Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” beginning on page S-11 of this prospectus supplement and the risk factors included in the information incorporated by reference in this prospectus supplement and the accompanying prospectus to read about certain factors you should consider before buying our Class A common stock.

The underwriter has agreed to purchase the shares of Class A common stock at a price of $         per share, which will result in approximately $         million of aggregate proceeds to us before expenses. The shares may be offered by the underwriter from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See “Underwriting.”

We have granted the underwriter an option to acquire from us up to 765,000 additional shares of Class A common stock at a price of $                 per share. The underwriter can exercise this option at any time within 30 days after the date of this prospectus supplement.

Delivery of the shares of Class A common stock will be made on or about                 , 2020 through the book-entry facilities of the Depository Trust Company.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley

The date of this prospectus supplement is                      , 2020.

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which contains and incorporates by reference important business and financial information about us and other information about this offering, including a description of the Class A common stock offered hereby. This prospectus supplement and the accompanying prospectus are part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

Neither we nor the underwriter have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus filed by us with the SEC. Neither we nor the underwriter take responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. Neither we nor the underwriter are making an offer to sell, or soliciting an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus prepared by us is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to our registration statement on Form S-3, including its exhibits, of which this prospectus supplement and the accompanying prospectus form a part. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore file reports and other information with the SEC. Statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Terms used in this Prospectus Supplement

Unless otherwise indicated or the context otherwise requires, references in this prospectus to:

•	“active customers” refers to the total number of individual customers who have ordered, and for whom an order has shipped, at least once during the preceding 364-day period;

•

“adjusted EBITDA” refers to net loss excluding depreciation and amortization; share-based compensation expense and related taxes; income tax provision; interest income (expense), net; management fee expense; transaction and other costs;

•	“adjusted EBITDA margin” refers to adjusted EBITDA divided by net sales;

•	“Argos Holdings” refers to Argos Holdings L.P., PetSmart’s parent company;

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•	“Autoship customers” for a given fiscal quarter refers to customers for whom an order has shipped through our Autoship subscription program during the preceding 364-day period;

•

“Autoship customer sales” refers to, for a given fiscal quarter, sales and shipping revenues from all Autoship subscription program purchases and purchases outside of the Autoship subscription program by Autoship customers, excluding taxes collected from customers, excluding any refund allowance, and net of any promotional offers (such as percentage discounts off current purchases and other similar offers), for that quarter; and if for a given fiscal year, Autoship customer sales equal the sum of the Autoship customer sales for each of the fiscal quarters in that fiscal year;

•	“Autoship subscription program” refers to our subscription program, which provides automatic ordering, payment, and delivery of products to our customers;

•	“BC Partners” refers to BC Partners LLP and its affiliates;

•

“free cash flow” refers to net cash provided by (used in) operating activities less capital expenditures (which consist of purchases of property and equipment, including servers and networking equipment, capitalization of labor related to our website, mobile applications, and software development, and leasehold improvements);

•	“net margin” refers to net loss divided by net sales;

•	“PetSmart” refers to PetSmart, Inc., our parent company; and

•	“we,” “our,” “us,” “Chewy,” “the company” and “our company” refer to Chewy, Inc. and its consolidated subsidiaries.

Adjusted EBITDA, adjusted EBITDA margin and free cash flow are non-GAAP financial measures. For further information about our non-GAAP financial measures including detailed adjustments made in the calculation of our non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measure, we refer you to the sections entitled “Prospectus Supplement Summary—Summary Consolidated Financial Data” herein and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” which appear in our 2019 Annual Report and our Quarterly Report (each as defined below) incorporated by reference in this prospectus supplement.

Basis of Presentation

Unless otherwise indicated or the context otherwise requires, financial data included, or incorporated by reference, in this prospectus supplement or the accompanying prospectus reflect the business and operations of Chewy, Inc. and its consolidated subsidiaries. We currently use a 52- or 53-week fiscal year, with our fiscal year ending each year on the Sunday that is closest to January 31 of that year. Each fiscal year generally consists of four 13-week fiscal quarters, with each fiscal quarter ending on the Sunday that is closest to the last day of the last month of the quarter. Throughout this prospectus supplement and the accompanying prospectus, all references to quarters and years are to our fiscal quarters and fiscal years, respectively, unless otherwise noted. References to “fiscal year 2017,” “fiscal year 2018” and “fiscal year 2019” refer to our fiscal years ended January 28, 2018, February 3, 2019 and February 2, 2020, respectively. References to “second quarter of fiscal year 2019” and “second quarter of fiscal year 2020” refer to our fiscal quarters ended August 4, 2019 and August 2, 2020, respectively. In periods prior to the fiscal year ended January 28, 2018, we used a fiscal year ending December 31. Unless otherwise indicated, due to the change in our fiscal year, the transition period from January 1, 2017 to January 31, 2017 is not included in fiscal year 2017. See “Selected Consolidated Financial Data” in our Annual Report on Form 10-K for year ended February 2, 2020 (“2019 Annual Report”) and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus for more information, including our audited financial information for the transition period.

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Trademarks

This prospectus and the accompanying prospectus contain references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ™ or ® symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Market, Ranking and Other Industry Data

In this prospectus supplement and the accompanying prospectus, we have included or incorporated by reference information regarding market data obtained from internal sources, market research, publicly available information, and industry publications, including the size of our addressable market. Estimates are inherently uncertain, involve risks and uncertainties, and are subject to change based on various factors, including those discussed in the sections of this prospectus supplement titled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.” We believe that these sources and estimates are reliable as of the date of this prospectus supplement but have not independently verified them and cannot guarantee their accuracy or completeness.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC filings are available at the Internet website maintained by the SEC at www.sec.gov. Unless specifically listed below, the information contained on the SEC’s website is not intended to be incorporated by reference in this prospectus supplement and you should not consider that information a part of this prospectus supplement.

We have filed with the SEC a “shelf” registration statement on Form S-3 under the Securities Act, relating to the Class A common stock offered hereby. This prospectus supplement and the accompanying prospectus is a part of that registration statement, but does not contain all of the information in the registration statement or the exhibits and schedules thereto as permitted by the rules and regulations of the SEC. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail about us and the Class A common stock offered by this prospectus supplement, you may examine the registration statement on Form S-3 and the exhibits filed with it.

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INCORPORATION BY REFERENCE

We incorporate by reference information into this prospectus supplement, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except to the extent superseded by information contained herein or by information contained in documents filed with the SEC after the date of this prospectus supplement. This prospectus supplement incorporates by reference the documents set forth below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•

our Annual Report on Form 10-K for the year ended February 2, 2020, filed with the SEC on April 2, 2020 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 26, 2020 and incorporated by reference in our Form 10-K);

•

our Quarterly Report on Form 10-Q for the period ended May 3, 2020, filed on June 9, 2020 (our “Q1 Quarterly Report”) and our Quarterly Report on Form 10-Q for the period ended August 2, 2020, filed on September 10, 2020 (our “Q2 Quarterly Report” and, together with our Q1 Quarterly Report, our “Quarterly Reports”);

•	our Current Report on Form 8-K, filed with the SEC on July 15, 2020; and

•

our Registration Statement on Form 8-A, filed with the SEC on June 11, 2019, which incorporates by reference the description of our common stock from our Registration Statement on Form S-1, and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference in this prospectus supplement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until all of the shares of Class A common stock offered hereby have been sold or the offering is otherwise terminated; provided, however, that we are not incorporating by reference any documents or information furnished and not filed with the SEC.

You may obtain copies of any of these filings by contacting us at the address and phone number indicated below or by contacting the SEC as described above. Documents incorporated by reference are available from us without charge, excluding all exhibits, unless an exhibit has been specifically incorporated by reference in this prospectus supplement, by requesting them in writing, by telephone or via the Internet at:

Chewy, Inc.

1855 Griffin Road, Suite B-428

Dania Beach, Florida 33004

(786) 320-7111

Attn: Investor Relations Department

Internet Website: www.chewy.com

THE INFORMATION CONTAINED ON, OR ACCESSIBLE THROUGH, OUR WEBSITE DOES NOT CONSTITUTE A PART OF, AND IS NOT INCORPORATED BY REFERENCE IN, THIS PROSPECTUS SUPPLEMENT.

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, information incorporated by reference herein or therein and any related free-writing prospectus contain forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus, information incorporated by reference herein or therein and any related free-writing prospectus, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning our ability to:

•	successfully manage risks relating to the spread of coronavirus (also known as COVID-19), including any adverse impacts on our supply chain, workforce, facilities, customer services and operations;

•	sustain our recent growth rates and manage our growth effectively;

•	acquire new customers in a cost-effective manner and increase our net sales per active customer;

•

accurately predict economic conditions, particularly the impact on economic conditions of the spread of COVID-19, and their impact on consumer spending patterns, particularly in the pet products market, and accurately forecast net sales and appropriately plan our expenses in the future;

•	introduce new products or offerings and improve existing products;

•	successfully compete in the pet products and services retail industry, especially in the e-commerce sector;

•	source additional, or strengthen our existing relationships with, suppliers;

•	negotiate acceptable pricing and other terms with third-party service providers, suppliers and outsourcing partners and maintain our relationships with such entities;

•	optimize, operate and manage the expansion of the capacity of our fulfillment centers, including risks from the spread of COVID-19 relating to our plans to expand capacity and develop new facilities;

•	provide our customers with a cost-effective platform that is able to respond and adapt to rapid changes in technology;

•	maintain adequate cybersecurity with respect to our systems and ensure that our third-party service providers do the same with respect to their systems;

•	successfully manufacture and sell our own private brand products;

•	maintain consumer confidence in the safety and quality of our vendor-supplied and private brand food products and hardgood products;

•	comply with existing or future laws and regulations in a cost-efficient manner;

•	attract, develop, motivate and retain well-qualified employees; and

•	adequately protect our intellectual property rights and successfully defend ourselves against any intellectual property infringement claims or other allegations that we may be subject to.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus supplement, the accompanying prospectus, information

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incorporated by reference herein or therein and any related free-writing prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” herein and in our 2019 Annual Report. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus supplement, the accompanying prospectus, information incorporated by reference herein or therein and any related free-writing prospectus. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. Please refer to the “Risk Factors” section in this prospectus supplement, the accompanying prospectus, in our 2019 Annual Report and in any of our subsequently filed quarterly reports and current reports with the SEC.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date the statement is made. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this prospectus supplement, the accompanying prospectus, information incorporated by reference herein or therein and any related free-writing prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus supplement, the accompanying prospectus, information incorporated by reference herein or therein and any related free-writing prospectus to reflect events or circumstances after the date of the statement or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary includes highlights of more detailed information contained elsewhere in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. This summary does not contain all of the information that you should consider before investing in our Class A common stock. You should read, in their entirety, this prospectus supplement, the accompanying prospectus and any related free writing prospectus, together with all information incorporated by reference herein and therein, carefully, especially the “Risk Factors” section of this prospectus supplement, our 2019 Annual Report and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement, before making an investment decision. Some of the statements in this prospectus supplement, in the accompanying prospectus and in the information incorporated by reference herein and therein constitute forward-looking statements. See “Cautionary Statement Concerning Forward-Looking Statements” for more information.

Our Company

We are the largest pure-play pet e-tailer in the United States, offering virtually every product a pet needs. We launched Chewy in 2011 to bring the best of the neighborhood pet store shopping experience to a larger audience, enhanced by the depth and wide selection of products and around-the-clock convenience that only e-commerce can offer. We believe that we are the preeminent online destination for pet parents as a result of our broad selection of high-quality products, which we offer at great prices and deliver with an exceptional level of care and a personal touch. We are the trusted source for pet parents and continually develop innovative ways for our customers to engage with us. We partner with more than 2,000 of the best and most trusted brands in the pet industry, and we create and offer our own outstanding private brands. Through our website and mobile applications, we offer our customers more than 60,000 products, compelling merchandising, an easy and enjoyable shopping experience, and exceptional customer service.

Our Corporate Information

We began operating Chewy.com in 2011 and, in October 2013, Chewy.com, LLC was formed as a Delaware limited liability company. On March 16, 2016, Chewy.com, LLC converted from a Delaware limited liability company to a Delaware corporation and we changed our name to Chewy, Inc. We completed the initial public offering of our Class A common stock on June 18, 2019.

Our principal executive offices are located at 1855 Griffin Road, Suite B-428, Dania Beach, Florida 33004, and our telephone number is (786) 320-7111. We maintain a website at www.chewy.com. Information contained on, or accessible through, our website is not incorporated by reference in this prospectus supplement and you should not rely on that information when making a decision to invest in our Class A common stock.

PetSmart and certain of its affiliates own a majority of our outstanding common stock, including through PetSmart’s subsidiaries. PetSmart is a wholly owned, indirect subsidiary of Argos Holdings, which is owned by affiliates of funds advised by BC Partners, La Caisse de dépôt et placement du Québec, GIC Private Limited, Longview Asset Management LLC, StepStone Group LP and certain other investors. Argos Holdings is controlled by affiliates of BC Partners.

We have two classes of common stock: Class A common stock and Class B common stock. See “Description of Common Stock” in the accompanying prospectus. PetSmart and its affiliates own 317,338,356 shares of our Class B common stock and 17,584,098 shares of our Class A common stock, which represents approximately 82.4% of our total outstanding shares of common stock and approximately 97.8% of the combined voting power of both classes of our common stock outstanding immediately prior to this offering. Upon completion of this offering, we will continue to be a “controlled company” as defined under the corporate governance rules of the NYSE. As a result, PetSmart and its affiliates will be able to exercise control over all matters requiring approval by our stockholders, including the election of our directors and approval of significant corporate transactions. PetSmart and its affiliates’ controlling interest may discourage or prevent a change in control of our company that other holders of our common stock may favor. See “Risk Factors” disclosed in our 2019 Annual Report.

The Offering

The summary below describes the principal terms of this offering. Certain of the terms and conditions described below are subject to important limitations and exceptions.

Issuer	Chewy, Inc.

Class A common stock offered hereby	5,100,000 shares of Class A common stock (or 5,865,000 shares if the underwriter exercises its option to acquire additional shares of Class A common stock in full).

Option to acquire additional shares of Class A common stock	We have granted the underwriter an option for a period of 30 days from the date of this prospectus supplement to acquire up to 765,000 additional shares of Class A common stock.

Class A common stock to be outstanding immediately after this offering	94,327,335 shares (assuming no exercise of the underwriter’s option to acquire additional shares of Class A common stock).

Class B common stock to be outstanding immediately after this offering	317,338,356 shares.

Total Class A common stock and Class B common stock to be outstanding after the offering	411,665,691 shares (assuming no exercise of the underwriter’s option to acquire additional shares of Class A common stock).

Use of proceeds	We intend to use the net proceeds of this offering for general corporate purposes, including growth initiatives to expand our total addressable market. See “Use of Proceeds.”

Dividend policy	We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends for the foreseeable future. See “Risk Factors—Risks Related to this Offering and Ownership of Our Class A Common Stock—We do not intend to pay dividends for the foreseeable future.”

Voting rights	We have two classes of common stock: Class A common stock and Class B common stock. The rights of the holders of Class A common stock and

Class B common stock are identical, except with respect to voting, conversion and transfer rights. Each share of Class A common stock is entitled to one vote. Each share of Class B common stock is entitled to ten votes and is convertible at any time into one share of Class A common stock. Holders of Class A common stock and Class B common stock generally vote together as a single class, unless otherwise required by law or our amended and restated certificate of incorporation. See the section titled “Description of Common Stock” in the accompanying prospectus for additional information.

Concentration of ownership	PetSmart and its affiliates own 317,338,356 shares of our Class B common stock and 17,584,098 shares of our Class A common stock, which represents approximately 82.4% of our total outstanding shares of common stock and approximately 97.8% of the combined voting power of both classes of our common stock outstanding immediately prior to this offering. Upon completion of this offering, we will continue to be a “controlled company” as defined under the corporate governance rules of the NYSE. As a result, PetSmart and its affiliates will be able to exercise control over all matters requiring approval by our stockholders, including the election of our directors and approval of significant corporate transactions. PetSmart and its affiliates’ controlling interest may discourage or prevent a change in control of our company that other holders of our common stock may favor. See “Risk Factors” disclosed in our 2019 Annual Report.

Risk factors	You should carefully read and consider the information set forth under “Risk Factors” in this prospectus supplement, the accompanying prospectus, any related free writing prospectus prepared by us and the information incorporated herein and therein before investing in our Class A common stock.

NYSE ticker symbol	“CHWY.”

Unless otherwise indicated, in this prospectus supplement the number of shares of our Class A common stock and Class B common stock to be outstanding after this offering is based on 89,227,335 shares of Class A common stock and 317,338,356 shares of Class B common stock outstanding as of August 2, 2020. These numbers:

•	assume no exercise by the underwriter of its option to acquire additional shares of Class A common stock;

•	exclude 16,620,199 shares of Class A common stock issuable upon settlement of unvested RSUs, including performance RSUs (which are subject to service-based vesting conditions as described below); and

•	exclude 7,260,480 additional shares of Class A common stock reserved for issuance under our 2019 incentive award plan.

As further described in “Notes to Consolidated Financial Statements—8. Share-Based Compensation” in our 2019 Annual Report, in connection with our initial public offering in June 2019 we granted performance RSUs under our 2019 incentive award plan, which vest based on certain service-based conditions and share price hurdles. As of the date of this prospectus supplement, the share price hurdle had been achieved with respect to 100% of the performance RSUs and such performance RSUs are only subject to the service-based conditions described in “Notes to Consolidated Financial Statements—8. Share-Based Compensation” in our 2019 Annual Report. Because the share price hurdle has been achieved with respect to 100% of the performance RSUs, the number of performance RSUs that will vest will depend only on the satisfaction of the applicable service-based conditions.

Summary Consolidated Financial and Other Data

The following tables set forth our summary consolidated financial and other data for the periods presented and at the dates indicated below. The summary consolidated statement of operations data and consolidated balance sheet data presented below for the fiscal years ended January 28, 2018, February 3, 2019 and February 2, 2020 and as of February 3, 2019 and February 2, 2020 have been derived from our audited consolidated financial statements which are incorporated by reference in this prospectus supplement. The summary consolidated statement of operations data and consolidated balance sheet data presented below for the twenty-six weeks ended August 4, 2019 and August 2, 2020 and as of August 4, 2019 and August 2, 2020 have been derived from our unaudited condensed consolidated financial statements, which are incorporated by reference in this prospectus supplement.

Our historical results are not necessarily indicative of the results that may be expected in any future period, and our interim results are not necessarily indicative of the results to be expected for a full fiscal year. The following summary consolidated financial data should be read together with the sections titled “Selected Consolidated Financial and Other Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2019 Annual Report and Quarterly Reports and our audited consolidated financial statements and related notes incorporated by reference in this prospectus supplement.

	Fiscal Year			Twenty-Six Weeks Ended
(in thousands, except per share data)	2017	2018	2019	August 4, 2019	August 2, 2020
				(unaudited)
Consolidated Statement of Operations Data:
Net sales	$2,104,287	$3,532,837	$4,846,743	$2,262,417	$3,321,252
Cost of goods sold	1,736,737	2,818,032	3,702,683	1,736,292	2,509,187

Gross profit	367,550	714,805	1,144,060	526,125	812,065
Operating expenses:
Selling, general and administrative	451,673	589,507	969,890	426,460	663,238
Advertising and marketing	253,728	393,064	426,896	213,015	228,584

Total operating expenses	705,401	982,571	1,396,786	639,475	891,822

Loss from operations	(337,851)	(267,766)	(252,726)	(113,350)	(79,757)
Interest income (expense), net	(206)	(124)	356	920	(930)

Loss before income tax provision	(338,057)	(267,890)	(252,370)	(112,430)	(80,687)
Income tax provision	—	—	—	—	—

Net loss	$(338,057)	$(267,890)	$(252,370)	$(112,430)	$(80,687)

Net loss per share attributable to common stockholders, basic and diluted(1)	$(2.67)	$(0.68)	$(0.63)	$(0.28)	$(0.20)

Weighted average common shares used in computing net loss per share attributable to common stockholders, basic and diluted	262,200	393,000	398,256	395,193	402,891

(1)	The numerator in the calculation of net loss per share includes accretion of convertible redeemable preferred stock of $361.5 million for fiscal year 2017.

	As of		As of
(in thousands, except per share data)	February 3, 2019	February 2, 2020	August 4, 2019	August 2, 2020
			(unaudited)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$88,331	$212,088	$150,844	$153,842
Total assets	541,622	932,321	813,934	1,144,841
Total liabilities	877,564	1,336,295	1,175,667	1,522,453
Total stockholders’ deficit	(335,942)	(403,974)	(361,733)	(377,612)

	Fiscal Year			Twenty-Six Weeks Ended
(in thousands, except net sales per active customer and percentages)	2017	2018	2019	August 4, 2019	August 2, 2020
Other Financial and Operating Data:
Net sales	$2,104,287	$3,532,837	$4,846,743	$2,262,417	$3,321,252
Net loss(1)	$(338,057)	$(267,890)	$(252,370)	$(112,430)	$(80,687)
Net margin(1)	(16.1)%	(7.6)%	(5.2)%	(5.0)%	(2.4)%
Adjusted EBITDA(2)	$(251,247)	$(228,905)	$(81,025)	$(44,949)	$18,901
Adjusted EBITDA margin(2)	(11.9)%	(6.5)%	(1.7)%	(2.0)%	0.6%
Net cash provided by (used in) operating activities	$(79,747)	$(13,415)	$46,581	$(29,334)	$(8,145)
Free cash flow(3)	$(120,029)	$(57,575)	$(2,055)	$(53,497)	$(77,868)
Active customers(4)	6,789	10,585	13,459	12,021	16,579
Net sales per active customer(4)	$310	$334	$360	$352	$356
Autoship customer sales(5)	$1,294,899	$2,322,480	$3,362,835	$1,543,471	$2,262,792
Autoship customer sales as a percentage of net sales(5)	61.5%	65.7%	69.4%	68.2%	68.1%

(1)

Includes share-based compensation expense of $11.2 million, $14.4 million, and $134.9 million, for fiscal year 2017, fiscal year 2018, and fiscal year 2019, respectively. Includes share-based compensation expense, including related taxes, of $51.0 million for the twenty-six weeks ended August 4, 2019 compared to $80.1 million for the twenty-six weeks ended August 2, 2020. We define net margin as net loss divided by net sales.

(2)

Adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. We define Adjusted EBITDA as net loss excluding depreciation and amortization; share-based compensation expense and related taxes; income tax provision; interest income (expense), net; management fee expense; transaction and other costs. We define adjusted EBITDA margin as adjusted EBITDA divided by net sales. We have provided a reconciliation below of adjusted EBITDA to net loss, the most directly comparable GAAP financial measure.

We have included adjusted EBITDA in this prospectus supplement because it is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating adjusted EBITDA facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses and certain variable charges. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

We believe it is useful to exclude non-cash charges, such as depreciation and amortization, share-based compensation expense and management fee expense from our adjusted EBITDA because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. We believe it is useful to exclude income tax provision; interest income (expense), net; and transaction and other costs as these items are not components of our core business operations. Adjusted EBITDA has limitations as a financial measure and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and adjusted EBITDA does not reflect capital expenditure requirements for such replacements or for new capital expenditures;

•

adjusted EBITDA does not reflect share-based compensation and related taxes. Share-based compensation has been, and will continue to be for the foreseeable future, a recurring expense in our business and an important part of our compensation strategy;

•	adjusted EBITDA does not reflect interest income (expense), net; or changes in, or cash requirements for, our working capital;

•

adjusted EBITDA does not reflect transaction and other costs which are generally incremental costs that result from an actual or planned transaction and include transaction costs (including costs relating to our initial public offering), integration consulting fees, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems; and

•	other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider adjusted EBITDA and adjusted EBITDA margin alongside other financial performance measures, including various cash flow metrics, net loss, net margin, and our other GAAP results.

The following table presents a reconciliation of net loss to adjusted EBITDA for each of the periods indicated.

	Fiscal Year			Twenty-Six Weeks Ended
($ in thousands)	2017	2018	2019	August 4, 2019	August 2, 2020
				(unaudited)
Reconciliation of Net Loss to Adjusted EBITDA
Net loss	$(338,057)	$(267,890)	$(252,370)	$(112,430)	$(80,687)
Add (deduct):
Depreciation and amortization	12,536	23,210	30,645	14,579	15,336
Share-based compensation expense	11,209	14,351	136,237	51,013	80,138
Interest (income) expense, net	206	124	(356)	(920)	930
Management fee expense(a)	866	1,300	1,300	650	650
Non-routine items(b)	61,993	—	—	—	—
Transaction related costs	—	—	1,396	1,396	—
Other	—	—	2,123	763	2,534

Adjusted EBITDA	$(251,247)	$(228,905)	$(81,025)	$(44,949)	$18,901

Net sales	$2,104,287	$3,532,837	$4,846,743	$2,262,417	$3,321,252
Net margin	(16.1)%	(7.6)%	(5.2)%	(5.0)%	(2.4)%
Adjusted EBITDA margin(1)(2)	(11.9)%	(6.5)%	(1.7)%	(2.0)%	0.6%

(a)

Management fee expense allocated to us by PetSmart for organizational oversight and certain limited corporate functions provided by its sponsors. Although we are not a party to the agreement governing the management fee, this management fee is reflected as an expense in our consolidated financial statements.

(b)

Our financial results include non-routine items that are one-time in nature and not reflective of underlying trends in our business. For fiscal year 2017, non-routine items include (i) $33.9 million for compensation expenses to our employees as a result of PetSmart’s acquisition of us and (ii) $28.1 million of acquisition-related costs incurred for our benefit as part of PetSmart’s acquisition of us.

(3)

Free cash flow is a non-GAAP financial measure. We define free cash flow as net cash provided by (used in) operating activities less capital expenditures (which consist of purchases of property and equipment, including servers and networking equipment, capitalization of labor related to our website, mobile applications, and software development, and leasehold improvements). We have provided a reconciliation below of free cash flow to net cash provided by (used in) operating activities, the most directly comparable GAAP financial measure.

We have included free cash flow in this prospectus supplement because it is an important indicator of our liquidity as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Free cash flow has limitations as a financial measure and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. There are limitations to using non-GAAP financial measures, including that other companies, including companies in our industry, may calculate free cash flow differently. Because of these limitations, you should consider free cash flow alongside other financial performance measures, including net cash provided by (used in) operating activities, capital expenditures and our other GAAP results.

The following table presents a reconciliation of net cash provided by (used in) operating activities to free cash flow for each of the periods indicated.

	Fiscal Year			Twenty-Six Weeks Ended
($ in thousands)	2017	2018	2019	August 4, 2019	August 2, 2020
				(unaudited)
Reconciliation of Net Cash Provided by (Used in) Operating Activities to Free Cash Flow
Net cash provided by (used in) operating activities	$(79,747)	$(13,415)	$46,581	$(29,334)	$(8,145)
Deduct:
Capital expenditures	(40,282)	(44,160)	(48,636)	(24,163)	(69,723)

Free Cash Flow(a)	$(120,029)	$(57,575)	$(2,055)	$(53,497)	$(77,868)

(a)

Free cash flow may be affected in the near to medium term by the timing of capital investments (such as the launch of new fulfillment centers, customer service centers, and corporate offices and purchases of IT and other equipment), fluctuations in our growth and the effect of such fluctuations on working capital, and changes in our cash conversion cycle due to increases or decreases of vendor payment terms as well as inventory turnover.

(4)

As of the last date of each reporting period, we determine our number of active customers by counting the total number of individual customers who have ordered, and for whom an order has shipped, at least once during the preceding 364-day period. The change in active customers in a reporting period captures both the inflow of new customers as well as the outflow of customers who have not made a purchase in the last 364 days. We view the number of active customers as a key indicator of our growth—acquisition and retention of customers—as a result of our marketing efforts and the value we provide to our customers. The number of active customers has grown over time as we acquired new customers and retained previously acquired customers. We define net sales per active customer as the aggregate net sales for the preceding four fiscal quarters, divided by the total number of active customers at the end of that period. We view net sales per active customer as a key indicator of our customers’ purchasing patterns, including their initial and repeat purchase behavior.
(5)

We define Autoship customers as customers in a given fiscal quarter for whom an order has shipped through our Autoship subscription program during the preceding 364-day period. We define Autoship as our subscription program, which provides automatic ordering, payment, and delivery of products to our customers. We view our Autoship subscription program as a key driver of recurring net sales and customer retention. For a given fiscal quarter, Autoship customer sales consist of sales and shipping revenues from all Autoship subscription program purchases and purchases outside of the Autoship subscription program by Autoship customers, excluding taxes collected from customers, excluding any refund allowance, and net of any promotional offers (such as percentage discounts off current purchases and other similar offers), for that quarter. For a given fiscal year, Autoship customer sales equal the sum of the Autoship customer sales for each of the fiscal quarters in that fiscal year. We define Autoship customer sales as a percentage of net sales as the Autoship customer sales in a given reporting period divided by the net sales from all orders in that period. We view Autoship customer sales as a percentage of net sales as a key indicator of our recurring sales and customer retention.

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. You should consider and read carefully all of the risks and uncertainties described below, as well as other information included or incorporated by reference in this prospectus supplement and accompanying prospectus, including the risks and uncertainties discussed under “Risk Factors” in our 2019 Annual Report and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement, before making an investment decision. If any of the risks discussed in this prospectus supplement, the accompanying prospectus or incorporated by reference herein or therein actually occur, our business, financial condition and results of operations could be materially adversely affected. In such cases, the trading price of our Class A common stock could decline and you may lose all or part of your investment. The risks described below or incorporated by reference herein are not the only risks that we face. The occurrence of any of the additional risks and uncertainties not presently known to us or that we currently believe to be immaterial could also materially and adversely affect our business, financial condition or results of operations and you may lose all or part of your original investment. This prospectus supplement also contains forward-looking statements and estimates that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks and uncertainties described below or incorporated by reference herein. See “Cautionary Note Concerning Forward-Looking Statements.” To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this section and in the section entitled “Risk Factors” in our 2019 Annual Report, which is incorporated by reference in this prospectus supplement.

Risks Related to this Offering and Ownership of Our Class A Common Stock

Our stock price has been, and may continue to be, volatile and may decline regardless of our operating performance, resulting in substantial losses for investors purchasing shares in this offering.

Prior to our initial public offering in June 2019, there had been no public market for our Class A common stock. Shares of our Class A common stock were sold in our initial public offering in June 2019 at a price of $22.00 per share, and our Class A common stock has subsequently traded as high as $74.84 and as low as $20.62. The market price of our Class A common stock has fluctuated significantly in response to numerous factors and may continue to fluctuate for these and other reasons, many of which are beyond our control, including:

•	actual or anticipated fluctuations in our revenue and results of operations;

•	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

•

failure of securities analysts to maintain coverage of our company, changes in financial estimates or ratings by any securities analysts who follow our company or our failure to meet these estimates or the expectations of investors;

•	announcements by us or our competitors of significant technical innovations, acquisitions, strategic partnerships, joint ventures, results of operations or capital commitments;

•	changes in operating performance and stock market valuations of other retail or technology companies generally, or those in our industry in particular;

•	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

•	trading volume of our Class A common stock;

•	the inclusion, exclusion or removal of our Class A common stock from any indices;

•	changes in our board of directors or management;

•	transactions in our Class A common stock, by directors, officers, affiliates and other major investors;

•	lawsuits threatened or filed against us;

•	changes in laws or regulations applicable to our business;

•	changes in our capital structure, such as future issuances of debt or equity securities;

•	short sales, hedging and other derivative transactions involving our capital stock;

•	impact of the COVID-19 pandemic;

•	general economic conditions in the U.S.;

•	other events or factors, including those resulting from war, incidents of terrorism or responses to these events; and

•	the other factors described under “Risk Factors” in our 2019 Annual Report and “Cautionary Statement Concerning Forward-Looking Statements” in this prospectus supplement.

The stock market has recently experienced extreme price and volume fluctuations. The market prices of securities of companies have experienced fluctuations that often have been unrelated or disproportionate to their operating results. Market fluctuations could result in extreme volatility in the price of shares of our Class A common stock, which could cause a decline in the value of your investment. Price volatility may be greater if the public float and trading volume of shares of our Class A common stock is low. Furthermore, in the past, stockholders have sometimes instituted securities class action litigation against companies following periods of volatility in the market price of their securities. Any similar litigation against us could result in substantial costs, divert management’s attention and resources, and harm our business, financial condition, and results of operations.

The dual class structure of our common stock may adversely affect the trading market for our Class A common stock.

In July 2017, S&P Dow Jones and FTSE Russell announced changes to their eligibility criteria for the inclusion of shares of public companies on certain indices, including the Russell 2000, the S&P 500, the S&P MidCap 400 and the S&P SmallCap 600, to exclude companies with multiple classes of shares of common stock from being added to these indices. As a result, our dual class capital structure makes us ineligible for inclusion in any of these indices, and mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track these indices will not be investing in our stock. Furthermore, we cannot assure you that other stock indices will not take a similar approach to S&P Dow Jones or FTSE Russell in the future. Exclusion from indices could make our Class A common stock less attractive to investors and, as a result, the market price of our Class A common stock could be adversely affected.

If securities or industry analysts publish negative reports about our business, our share price and trading volume could decline.

The market price for our Class A common stock depends in part on the research and reports that securities or industry analysts publish about us or our business, our market and our competitors. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our shares or change their opinion of our shares, our share price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of our company more difficult, limit attempts by our stockholders to replace or remove our current management and limit the market price of our Class A common stock.

Provisions in our amended and restated certificate of incorporation and amended and restated bylaws may have the effect of delaying or preventing a change of control or changes in our management. Our amended and restated certificate of incorporation and amended and restated bylaws include provisions that:

•	permit the board of directors to establish the number of directors and fill any vacancies and newly created directorships;

•

provide that a director may be removed only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the votes that all of our stockholders would be entitled to cast in an annual election of directors;

•

require at least 75% of the votes that all of our stockholders would be entitled to cast in an annual election of directors in order to amend our amended and restated certificate of incorporation and amended and restated bylaws after the date on which the outstanding shares of Class B common stock represent less than 50% of the combined voting power of our Class A common stock and Class B common stock;

•

eliminate the ability of our stockholders to call special meetings of stockholders after the date on which the outstanding shares of Class B common stock represent less than 50% of the combined voting power of our Class A common stock and Class B common stock;

•

prohibit stockholder action by written consent, instead requiring stockholder actions to be taken at a meeting of our stockholders, when the outstanding shares of our Class B common stock represent less than 50% of the combined voting power of our Class A common stock and Class B common stock;

•

permit our board of directors, without further action by our stockholders, to fix the rights, preferences, privileges and restrictions of preferred stock, the rights of which may be greater than the rights of our Class A common stock;

•	restrict the forum for certain litigation against us to Delaware;

•	establish advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted upon by stockholders at annual stockholder meetings; and

•	provide for a staggered board.

These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management. As a result, these provisions may adversely affect the market price and market for our Class A common stock if they are viewed as limiting the liquidity of our stock or as discouraging takeover attempts in the future.

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law (the “DGCL”), our amended and restated certificate of incorporation or our amended and restated bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees. Alternatively, if a court were to find the choice of forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could materially and adversely affect our business, financial condition, and results of operations.

We have broad discretion to determine how to use the funds we receive from this offering, and may use them in ways that may not enhance our operating results or the price of our common stock.

Our discretion over the use of proceeds we receive from this offering, and we could spend the proceeds we receive from this offering in ways our stockholders may not agree with or that do not yield a favorable return, or no return at all. We currently expect to use the net proceeds for general corporate purposes, including growth initiatives to expand our total addressable market. However, our use of these proceeds may differ substantially from our current plans. If we do not invest or apply the proceeds we receive from this offering in ways that improve our operating results, we may fail to achieve expected financial results, which could cause our stock price to decline.

We do not intend to pay dividends for the foreseeable future.

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends for the foreseeable future. We expect to retain any future earnings, if any, to fund the development and growth of our business. In addition, any determination to pay dividends in the future will be entirely at the discretion of our board of directors and will depend upon our results of operations, cash requirements, financial condition, business operations, contractual restrictions, restrictions imposed by applicable law and other factors that our board of directors deems relevant. We are not legally or contractually required to pay dividends. Moreover, the terms of our revolving credit facility may restrict our ability to pay dividends, and any additional debt we may incur in the future may include similar restrictions. As a result, stockholders must rely on sales of their Class A common stock after price appreciation as the only way to realize any future gains on their investment.

Future sales of the Class A common stock by us, or the perception in the public markets that these sales may occur, may depress the share price.

Sales of a substantial number of shares of Class A common stock in the public market after this offering, or the perception that these sales could occur, could cause the market price of the Class A common stock to decline and may make it more difficult for you to sell your shares at a time and price that you deem appropriate. In particular, PetSmart controls a majority of the voting power of our outstanding common stock. Subject to the restrictions described in the paragraph below, future sales of these shares in the public market will be subject to the volume and other restrictions of Rule 144 under the Securities Act for so long as PetSmart is deemed to be our affiliate, unless the shares to be sold are registered with the SEC. We are unable to predict with certainty whether or when PetSmart will sell a substantial number of shares of our common stock. The sale by PetSmart of a substantial number of shares, or a perception that such sales could occur, could significantly reduce the market price of our Class A common stock.

The company, its executive officers and directors and certain of the company’s stockholders (including PetSmart) have entered into lock-up agreements with the underwriter under which the company and they have agreed, subject to certain exceptions, not to sell, directly or indirectly, any of their shares of Class A common stock without the permission of Morgan Stanley & Co. LLC for a period of 60 days following the date of this prospectus supplement. We refer to such period as the lock-up period. When the lock-up period expires, we, our executive officers and directors and our affiliates will be able to sell our common stock in the public market, subject to compliance with applicable securities laws restrictions. In addition, Morgan Stanley & Co. LLC may, in its sole discretion, release all or some portion of the Class A common stock subject to lock-up agreements at any time and for any reason. Sales of a substantial number of such Class A common stock upon expiration of the lock-up or otherwise, the perception that such sales may occur, or early release of these agreements, could cause the market price of our Class A common stock to fall.

Your percentage ownership may be diluted by the future issuance of additional common stock in connection with our incentive plans, acquisitions or otherwise.

Our amended and restated certificate of incorporation allows us to issue up to 1.5 billion shares of Class A common stock. Any shares of Class A common stock that we issue, including under our 2019 incentive award plan or other equity incentive plans that we may adopt in the future or in connection with an acquisition or otherwise, would dilute the percentage ownership held by the investors who purchase shares of Class A common stock in this offering.

USE OF PROCEEDS

The net proceeds from this offering are expected to be approximately $                million (or $                million if the underwriter exercises its option to acquire additional shares of Class A common stock in full) after deducting estimated fees and expenses. We intend to use the net proceeds from this offering for general corporate purposes, including growth initiatives to expand our total addressable market.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of August 2, 2020:

•	on an actual basis; and

•

on an as adjusted basis, giving effect to this offering (assuming no exercise of the underwriter’s option to acquire additional shares of Class A common stock) and the use of proceeds therefrom, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

	As of August 2, 2020
($ in thousands, except share and per share amounts)	Actual	As Adjusted
Cash and cash equivalents	$153,842	$

Debt:
Revolving credit facility(1)	$—		$—

Stockholders’ deficit:
Preferred stock, $0.01 par value per share, 5,000,000 shares authorized and no shares issued and outstanding, actual and as adjusted	—		—
Class A common stock, $0.01 par value per share, 1,500,000,000 shares authorized and 89,227,335 shares issued and outstanding, actual, 1,500,000,000 shares authorized and 94,327,335 shares issued and outstanding, as adjusted(2)	893
Class B common stock, $0.01 par value per share, 395,000,000 shares authorized and 317,338,356 shares issued and outstanding, actual and as adjusted(2)	3,173		3,173
Additional paid-in capital	1,543,481
Accumulated deficit	(1,925,159)		(1,925,159)

Total stockholders’ deficit	(377,612)

Total capitalization	$(377,612)	$

(1)

In June 2019, we entered into a revolving credit facility which provides for non-amortizing revolving loans in an aggregate principal amount of up to $300 million and also provides us the right to request incremental commitments and add incremental asset-based revolving loan facilities in an aggregate principal amount of up to $100 million, subject to customary conditions. As of the date of this prospectus supplement, there were no loans drawn under our revolving credit facility.

(2)

Unless otherwise indicated, in this prospectus supplement the number of shares of our Class A common stock and Class B common stock to be outstanding after this offering is based on 89,227,335 shares of Class A common stock and 317,338,356 shares of Class B common stock outstanding as of August 2, 2020. These numbers:

•	assume no exercise by the underwriter of its option to acquire additional shares of Class A common stock;

•

exclude 16,620,199 shares of Class A common stock issuable upon settlement of unvested RSUs, including performance RSUs (which are subject to service-based vesting conditions as described under “Prospectus Supplement Summary—The Offering”); and

•	exclude 7,260,480 additional shares of Class A common stock reserved for issuance under our 2019 incentive award plan.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS

The following is a summary of certain U.S. federal income tax consequences relevant to the purchase, ownership, and disposition of our Class A common stock issued pursuant to this offering by non-U.S. holders (as defined below), but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated or proposed thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (“IRS”), in each case in effect as of the date hereof. These authorities may be changed, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought, and will not seek, any rulings from the IRS regarding the matters discussed below, and there can be no assurance that the IRS will not take a position contrary to those discussed below or that any position taken by the IRS will not be sustained.

This summary is limited to non-U.S. holders who purchase our Class A common stock pursuant to this offering and who hold shares of our Class A common stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This summary does not address the tax consequences arising under the laws of any non-U.S., state, or local jurisdiction or any aspect of U.S. federal tax law other than income taxation (such as U.S. federal gift and estate tax laws) or the effect, if any, of the alternative minimum tax, base erosion and anti-abuse tax, the Medicare contribution tax imposed on net investment income, or the rules with respect to conforming the timing of income accruals to financial statements pursuant to Section 451 of the Code. In addition, this discussion does not address tax considerations applicable to a non-U.S. holder’s particular circumstances or to a non-U.S. holder that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies, or other financial institutions;

•	partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes and investors therein;

•	tax-exempt organizations or governmental organizations;

•	controlled foreign corporations, passive foreign investment companies, and corporations that accumulate earnings to avoid U.S. federal income tax;

•	brokers or dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	U.S. expatriates and former citizens or former long-term residents of the United States;

•	persons who hold our Class A common stock as a position in a hedging transaction, “straddle,” “conversion transaction,” or other risk reduction transaction;

•	persons who hold or receive our Class A common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	tax-qualified retirement plans;

•	persons that own or have owned (directly, indirectly or constructively) 5% or more of our Class A common stock outstanding (by vote or value);

•	qualified foreign pension funds as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

•	persons deemed to sell our Class A common stock under the constructive sale provisions of the Code.

In addition, if a partnership (including an entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our Class A common stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partner or partnership. Accordingly, partnerships that hold our Class A common stock, and partners in such partnerships, should consult their tax advisors.

YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR CLASS A COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX RULES, U.S. ALTERNATIVE MINIMUM TAX RULES, OR UNDER THE LAWS OF ANY NON-U.S., STATE, OR LOCAL TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Non-U.S. Holder Defined

For purposes of this discussion, you are a “non-U.S. holder” if you are a beneficial owner of our Class A common stock and you are neither a “U.S. person” nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•

a corporation or other entity taxable as a corporation created or organized (or deemed to be created or organized) in the United States or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (as defined in the Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election under applicable Treasury regulations to be treated as a United States person for U.S. federal income tax purposes.

Distributions

We do not expect to make any distributions for the foreseeable future. However, if we do make distributions on our Class A common stock, other than certain pro rata distributions of Class A common stock, those distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent distributions exceed both our current and our accumulated earnings and profits, they will first constitute a tax-free return of capital and will reduce your adjusted tax basis in our Class A common stock (determined on a share by share basis), but not below zero, and then any excess will be treated as capital gain from the sale of our Class A common stock, subject to the tax treatment described below in “—Gain on Sale or Other Taxable Disposition of Class A Common Stock.”

Any dividend paid to you generally will be subject to U.S. federal withholding tax at a rate of 30% on the gross amount of the dividend, or such lower rate as may be specified by an applicable income tax treaty, except to the extent that the dividends are “effectively connected” dividends, as described below. In order to claim treaty benefits to which you are entitled, you must provide us with a properly completed IRS Form W-8BEN or W-8BEN-E (or other applicable or successor form) certifying under penalty of perjury that you are not a “United States person” as defined under the Code and qualify for the reduced treaty rate. If you do not timely furnish the required documentation, but are otherwise eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If you hold our Class A common stock through a financial institution or other agent acting on your behalf, you will be required to provide appropriate documentation to the agent, who then will be required to provide certification to us or our paying agent (subject to certain exceptions), either directly or through other intermediaries. This certification must be provided to us (or, if applicable, our paying agent) prior to the payment to you of any dividends and may be required to be updated periodically. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.

We may withhold up to 30% of the gross amount of the entire distribution even if such distribution is greater than the amount constituting a dividend, as described above, to the extent provided for in the Treasury Regulations. If tax is withheld on the amount of a distribution in excess of the amount constituting a dividend, then a refund of any such excess amounts may be obtained if a claim for refund is timely filed with the IRS.

Dividends received by you that are effectively connected with your conduct of a trade or business within the United States (and, if an applicable income tax treaty requires, attributable to a permanent establishment or fixed base maintained by you in the United States) are exempt from the U.S. federal withholding tax described above. In order to claim this exemption, you must provide us (or, if applicable, our paying agent or other relevant withholding agent) with an IRS Form W-8ECI (or a successor form) properly certifying that the dividends are effectively connected with your conduct of a trade or business within the United States. Such effectively connected dividends, although not subject to U.S. federal withholding tax, are generally taxed at the same U.S. federal income tax rates applicable to U.S. persons, net of certain deductions and credits (except as provided by an applicable income tax treaty). In addition, if you are a corporate non-U.S. holder, you may also be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on your effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items.

Gain on Sale or Other Taxable Disposition of Class A Common Stock

Subject to the discussions below regarding FATCA and backup withholding, you generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Class A common stock unless:

•

the gain is effectively connected with your conduct of a U.S. trade or business (and, if an applicable income tax treaty requires, the gain is attributable to a permanent establishment or fixed base maintained by you in the United States);

•

you are an individual who is present in the United States for a period or periods aggregating 183 days or more during the taxable year in which the sale or disposition occurs and certain other conditions are met; or

•

our Class A common stock constitutes a U.S. real property interest by reason of our status as a “United States real property holding corporation,” or a “USRPHC,” for U.S. federal income tax purposes, at any time during the shorter of the five-year period ending on the date of the sale or other taxable disposition of, or your holding period for, our Class A common stock, and certain other conditions are met.

If you are a non-U.S. holder described in the first bullet above, you generally will be subject to U.S. federal income tax on the gain derived from the sale or other taxable disposition (net of certain deductions or credits) under the U.S. federal income tax rates generally applicable to U.S. persons (except as provided by an applicable income tax treaty), and corporate non-U.S. holders described in the first bullet above also may be subject to branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

If you are an individual non-U.S. holder described in the second bullet above, you will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the gain derived from the sale or other taxable disposition, which may be offset by U.S. source capital losses for that taxable year (even though you are not considered a resident of the United States), provided that you have timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet above, in general, we would be a USRPHC if our “U.S. real property interests” comprised at least 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in our trade or business. We believe that we are not currently and (based upon our projections as to our business) will not become a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder of our Class A common stock would not be subject to U.S. federal income tax if our Class A common stock is “regularly traded” (within the meaning of applicable Treasury regulations) on an established securities market, and such non-U.S. holder has owned, actually or constructively, five percent or less of our Class A common stock at all times during the applicable period described above.

Backup Withholding and Information Reporting

Payments of dividends on our Class A common stock will not be subject to backup withholding, provided you either certify under penalty of perjury your non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI (or a successor form), or otherwise establish an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our Class A common stock paid to you, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Class A common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above or you otherwise establish an exemption. Proceeds of a disposition of our Class A common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to tax authorities in your country of residence, establishment, or organization.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a non-U.S. holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS in a timely manner.

Additional Withholding Tax on Payments Made to Foreign Accounts

The Foreign Account Tax Compliance Act and the rules and regulations promulgated thereunder, or collectively, “FATCA,” impose withholding tax at a rate of 30% on dividends on our Class A common stock paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on our Class A common stock paid to a “non-financial foreign entity” (as specially defined for purposes of these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. Additionally, although FATCA withholding may also apply to gross proceeds of a disposition of the Class A common stock, recently proposed regulations, on which taxpayers are permitted to rely until final regulations are issued, eliminate withholding on such gross proceeds. The withholding provisions under FATCA generally apply to dividends on our Class A common stock. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their tax advisors regarding the possible implications of this legislation on their investment in our Class A common stock.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY. THIS DISCUSSION IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR CLASS A COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, Morgan Stanley & Co. LLC has agreed to purchase, and we have agreed to sell to Morgan Stanley & Co. LLC, 5,100,000 shares of Class A common stock.

Morgan Stanley & Co. LLC is referred to herein as the “underwriter.” The underwriter is offering the shares of Class A common stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the shares of Class A common stock offered by this prospectus supplement are subject to the approval of certain legal matters by its counsel and to certain other conditions. The underwriter is obligated to take and pay for all of the shares of Class A common stock offered by this prospectus supplement if any such shares are taken. However, the underwriter is not required to take or pay for the shares covered by the underwriter’s option to purchase additional shares of Class A common stock described below.

The underwriter is purchasing the shares of Class A common stock from us at a price of $             per share, which will result in approximately $             aggregate proceeds to us, before deducting expenses. The underwriter proposes to offer the shares of Class A common stock for sale from time to time in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt of acceptance by it and subject to their right to reject any order in whole or in part. The underwriter may effect such transactions by selling the shares of Class A common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the purchasers of shares of Class A common stock for whom they may act as agents or to whom they may sell as principal. The difference between the price at which the underwriter purchases shares of Class A common stock and the prices at which the underwriter resells such shares of Class A common stock may be deemed underwriting compensation.

We have granted to the underwriter an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 765,000 of additional shares of Class A common stock at the public offering price listed on the cover page of this prospectus supplement. To the extent the option is exercised, the underwriter will become obligated, subject to certain conditions, to purchase these additional shares of Class A common stock.

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $                . We have agreed to reimburse the underwriter for an estimated $25,000 of expenses relating to clearance of this offering with the Financial Industry Regulatory Authority.

Our Class A common stock is listed on the NYSE under the symbol “CHWY.” On September 15, 2020, the closing price of our Class A common stock as reported on the NYSE was $54.11.

We and the underwriter have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

Lock-Up Agreements

We, all of our directors and officers and certain of our other stockholders (including PetSmart) have agreed that for a period of 60 days from the date of this prospectus supplement, neither we nor they will, subject to certain exceptions, without the prior written consent of Morgan Stanley & Co. LLC, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our Class A common stock or Class B common stock (collectively, the “Stock”), or any securities convertible into or exercisable or exchangeable for Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition, submission or filing, (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or such other securities, or (iii) make any demand for or exercise any right with respect to the registration of any shares of Stock or any security convertible into or exercisable or exchangeable for Stock.

With respect to the company, the restrictions described in the paragraph above do not apply, subject in certain cases to various conditions, to:

(a)	the shares of Class A common stock to be sold under the underwriting agreement;

(b)

any shares of our Stock issued upon the exercise or settlement of awards granted under any stock-based compensation plans of the company and its subsidiaries as disclosed herein or in documents incorporated by reference herein;

(c)	the grant of awards under any stock-based compensation plans;

(d)	the filing of a registration statement on Form S-8 (or equivalent form) in connection with any stock-based compensation plans;

(e)

the issuance of shares or other securities in connection with our acquisition of the securities, businesses, properties or other assets of another person or entity or pursuant to any employee benefit plan assumed by us in connection with any such acquisition;

(f)

any shares of Class A common stock to be issued upon conversion of Class B common stock outstanding on the closing date of this offering and disclosed herein or in documents incorporated by reference herein; or

(g)	the issuance of shares or other securities in connection with joint ventures, commercial relationships or other strategic transactions;

provided that, in the case of clauses (e) and (g), the aggregate number of shares issued in all such acquisitions and transactions does not exceed 5% of the outstanding share capital of the company following this offering, and any recipients of such shares shall execute and deliver to Morgan Stanley & Co. LLC a lock-up agreement for the remainder of the restricted period.

With respect to the directors, officers and certain of our other shareholders (including PetSmart), the restrictions described in the immediately preceding paragraph do not apply to:

(a)

transfers as a bona fide gift, transfers to any immediate family member, transfers to any trust for the direct or indirect benefit of the grantor or any immediate family member, transfers to a corporation, partnership, limited liability company, trust or other entity of which the stockholder and its immediate family are the legal and beneficial owner of all outstanding equity securities or similar interests, or transfers to a nominee or custodian of the foregoing; provided that such transfer does not involve a disposition for value;

(b)

in the case of a corporation, partnership, limited liability company or other business entity, transfers to limited or general partners, members or stockholders, or to affiliates or other entities controlled or managed by the stockholder or any of its affiliates (other than to us or any of our subsidiaries);

(c)

transfers or disposition of any Class A common stock purchased on the open market after the completion of this offering; provided that no filing under the Exchange Act, or other public announcement, is required or made voluntarily in connection with such transfer (other than a filing on a Form 5 made after the expiration of the restricted period);

(d)

the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act (“Rule 10b5-1 Plan”), so long as no sales or transfers will be made pursuant to such plans prior to the expiration of the restricted period and no filing under the Exchange Act or other public announcement is required or voluntarily made;

(e)

transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all or substantially all stockholders of the company involving a change of control of the company;

(f)	transfers as a result of the operation of law, pursuant to an order of a court or regulatory agency, or by will or intestate succession;

(g)

solely with respect to PetSmart Buddy Holdings Corp., any pledge of Class A common stock pursuant to indebtedness of such stockholder outstanding on the date of this prospectus supplement and any refinancing thereof, provided that no filing under the Exchange Act, or other public announcement, shall be made voluntarily in connection with such pledge, and if any filing is required to be made under the Exchange Act, the stockholder shall provide Morgan Stanley & Co. LLC prior written notice;

(h)	transfers pursuant to equity award agreements or other contractual arrangements providing for repurchase in connection with termination of employment with the company;

(i)

in the case of any of our directors or officers, transfers or sales pursuant to a Rule 10b5-1 Plan established prior to the date of this prospectus supplement, provided that any filing required to be made under Section 16(a) of the Exchange Act as a result of such transfer or sale shall state that such transfer or sale is pursuant to a trading plan pursuant to Rule 10b5-1; and

(j)

transfers to the company upon the vesting or settlement of restricted stock units or other equity-based awards granted under an equity incentive plan or stock purchase plan of the company, in each case on a “cashless” or “net exercise” basis or to cover tax withholding and remittance obligations or transfers following vesting or settlement to cover tax obligations, provided, in each case, that any filing required under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes that such transfer or sale is to satisfy income tax obligations in connection with the vesting or settlement of equity-based awards;

provided that (i) with respect to any transfer made pursuant to (a) or (b), it will be a condition of such transfer or distribution that the transferee agrees to be bound in writing by the restrictions set forth above, and (ii) with respect to any transfer made pursuant to clause (a), (b), (f) or (h), if the grantor is required to file a report under the Exchange Act in connection with such transfer during the restricted period, such report shall disclose the nature of such transfer. Morgan Stanley & Co. LLC, in its sole discretion, may release the Class A common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

Price Stabilization and Short Positions

In order to facilitate the offering of the Class A common stock, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A common stock. Specifically, the underwriter may sell more shares than it is obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriter under the option. The underwriter can close out a covered short sale by exercising the option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriter will consider, among other things, the open market price of shares compared to the price available under the option. The underwriter may also sell shares in excess of the option, creating a naked short position. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares of Class A common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriter may bid for, and purchase, shares of Class A common stock in the open market to stabilize the price of the shares of Class A common stock. These activities may raise or maintain the market price of the Class A common stock above independent market levels or prevent or retard a decline in the market price of the Class A common stock. The underwriter is not required to engage in these activities and may end any of these activities at any time.

Electronic Distribution

A prospectus supplement in electronic format may be made available on websites maintained by the underwriter, or selling group members, if any, participating in this offering.

Other Relationships

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriter and its affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

Canada

The shares of Class A common stock may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of Class A common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area and United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom (each, a “Relevant State”), no shares of Class A common stock have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of Class A common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that it may make an offer to the public in that Relevant State of any shares of Class A common stock at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of representative for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares of Class A common stock shall require the Issuer or any Manager to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares of Class A common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of Class A common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of Class A common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

In the United Kingdom, this prospectus supplement is only being distributed to, and is only directed at, and any investment or investment activity to which this prospectus supplement relates is available only to, and will be engaged in only with, persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); or (ii) who are high net worth entities falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Persons who are not relevant persons should not take any action on the basis of this prospectus supplement and should not act or rely on it.

Australia

This prospectus supplement is not a formal disclosure document and has not been, nor will be, lodged with the Australian Securities and Investments Commission. It does not purport to contain all information that an investor or their professional advisers would expect to find in a prospectus or other disclosure document (as defined in the Corporations Act 2001 (Australia)) for the purposes of Part 6D.2 of the Corporations Act 2001 (Australia) or in a product disclosure statement for the purposes of Part 7.9 of the Corporations Act 2001 (Australia), in either case, in relation to the shares of Class A common stock. The shares of Class A common stock are not being offered in Australia to “retail clients” as defined in sections 761G and 761GA of the Corporations Act 2001 (Australia). This offering is being made in Australia solely to “wholesale clients” for the purposes of section 761G of the Corporations Act 2001 (Australia) and, as such, no prospectus, product disclosure statement or other disclosure document in relation to the shares of Class A common stock has been, or will be, prepared.

This prospectus supplement does not constitute an offer in Australia other than to persons who do not require disclosure under Part 6D.2 of the Corporations Act 2001 (Australia) and who are wholesale clients for the purposes of section 761G of the Corporations Act 2001 (Australia). By submitting an application for the shares of Class A common stock, you represent and warrant to us that you are a person who does not require disclosure under Part 6D.2 and who is a wholesale client for the purposes of section 761G of the Corporations Act 2001 (Australia). If any recipient of this prospectus supplement is not a wholesale client, no offer of, or invitation to apply for, the shares of Class A common stock shall be deemed to be made to such recipient and no applications for such shares of Class A common stock will be accepted from such recipient. Any offer to a recipient in Australia, and any agreement arising from acceptance of such offer, is personal and may only be accepted by the recipient. In addition, by applying for the shares of Class A common stock you undertake to us that, for a period of 12 months from the date of issue of the shares of Class A common stock, you will not transfer any interest in the shares of Class A common stock to any person in Australia other than to a person who does not require disclosure under Part 6D.2 and who is a wholesale client.

Hong Kong

The shares of Class A common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares of Class A common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of Class A common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Japan

The shares of Class A common stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of Class A common stock may not be circulated or distributed, nor may the shares of Class A common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where our shares of Class A common stock are subscribed or purchased under Section 275 by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of Class A common stock pursuant to an offer made under Section 275 of the SFA except:

(1)

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law;

(4)	as specified in Section 276(7) of the SFA; or

(5)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Solely for the purposes of its obligations pursuant to Section 309B of the SFA, we have determined, and hereby notify all relevant persons (as defined in the CMP Regulations 2018), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

The shares of Class A common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”), or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of Class A common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the company or the shares of Class A common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares of Class A common stock will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of shares of Class A common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares of Class A common stock.

Greece

The shares of Class A common stock have not been approved by the Hellenic Capital Markets Commission for distribution and marketing in Greece. This document and the information contained therein do not and shall not be deemed to constitute an invitation to the public in Greece to purchase the shares of Class A common stock. The shares of Class A common stock may not be advertised, distributed, offered or in any way sold in Greece except as permitted by Greek law.

Dubai International Finance Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares of Class A common stock to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of Class A common stock offered should conduct their own due diligence on the shares of Class A common stock. If you do not understand the contents of this document you should consult an authorized financial adviser.

LEGAL MATTERS

The validity of the securities offered in this offering and certain legal matters in connection with this offering will be passed upon for us by Kirkland & Ellis LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriter by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements, incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

Class A Common Stock

Preferred Stock

Depositary Shares

Warrants

Securities Purchase Contracts

Units

Chewy, Inc. may offer and sell, from time to time, in one or more offerings any combination of the following securities: Class A common stock, preferred stock, depositary shares, warrants, securities purchase contracts and units (collectively, “securities”).

Certain selling stockholders may offer and sell Class A common stock from time to time, together or separately, in amounts, at prices and on terms that will be determined at the time of any such offering.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will offer the securities in amounts, at prices and on terms to be determined at the time of the offering. We will provide by supplements to this prospectus the specific terms and manner of offering of the securities that we actually offer. These prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to sell securities, unless accompanied by a prospectus supplement that describes the terms and manner of offering of those securities.

We or any selling stockholders may offer and sell the securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We and any selling stockholders reserve the sole right to accept, and we, any selling stockholders and any agents, dealers, underwriters reserve the right to reject, in whole or in part, any proposed purchase of these securities. The applicable prospectus supplement or free writing prospectus will set forth the names of the agents, dealers or underwriters, any applicable commissions or discounts payable to them and the specific terms of the plan of distribution. The names of the selling stockholders, if any, will be set forth in the applicable prospectus supplement or free writing prospectus. Our net proceeds from the sale of these securities also will be set forth in the applicable prospectus supplement or free writing prospectus. We will not receive any proceeds from the sale of these securities by any selling stockholders.

Our Class A common stock is listed on The New York Stock Exchange, or NYSE, under the symbol “CHWY.”

Our principal executive office is located at 1855 Griffin Road, Suite B-428, Dania Beach, Florida 33004 and our telephone number is (786) 320-7111.

You should read this entire prospectus, the documents that are incorporated by reference in this prospectus and any prospectus supplement carefully before you invest in our securities.

Investing in the securities involves risks. See “Risk Factors,” beginning on page 3 and, if applicable, any risk factors described in any accompanying prospectus supplement and in our Securities and Exchange Commission filings that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated September 16, 2020.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This prospectus provides you with a general description of the securities we may offer. Each time we and/or any selling stockholders offer securities, we will provide a prospectus supplement accompanied by this prospectus. The prospectus supplement will contain specific information about the nature of the persons offering securities and the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

We have provided you only with the information contained in this prospectus, including information incorporated by reference in this prospectus and the accompanying prospectus supplement. Neither we nor the selling stockholders have authorized anyone to provide you with different or additional information. Neither we nor the selling stockholders take any responsibility for, and can provide no assurance as to the reliability of any other information that others may give you. Neither we nor the selling stockholders are making an offer to sell securities in any jurisdiction where the offer or sale of securities is not permitted. You should not assume that the information included in this prospectus, any applicable prospectus supplement, or the documents incorporated by reference herein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus, before making an investment decision.

When used in this prospectus, except where the context otherwise requires, the terms “we,” “us,” “our” and “the Company” refer to Chewy, Inc. and its consolidated subsidiaries.

Basis of Presentation

Unless otherwise indicated or the context otherwise requires, financial data incorporated by reference in this prospectus reflect the business and operations of Chewy, Inc. and its consolidated subsidiaries. We currently use a 52- or 53-week fiscal year, with our fiscal year ending each year on the Sunday that is closest to January 31 of that year. Each fiscal year generally consists of four 13-week fiscal quarters, with each fiscal quarter ending on the Sunday that is closest to the last day of the last month of the quarter. Throughout this prospectus, all references to quarters and years are to our fiscal quarters and fiscal years, respectively, unless otherwise noted. References to “fiscal year 2017,” “fiscal year 2018” and “fiscal year 2019” refer to our fiscal years ended January 28, 2018, February 3, 2019 and February 2, 2020, respectively. References to “second quarter of fiscal year 2019” and “second quarter of fiscal year 2020” refer to our fiscal quarters ended August 4, 2019 and August 2, 2020, respectively. In periods prior to the fiscal year ended January 28, 2018, we used a fiscal year ending December 31. Unless otherwise indicated, due to the change in our fiscal year, the transition period from January 1, 2017 to January 31, 2017 is not included in fiscal year 2017. See “Selected Consolidated Financial Data” in our Annual Report on Form 10-K and our consolidated financial statements and related notes incorporated by reference in this prospectus for more information, including our audited financial information for the transition period.

Trademarks

This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ™ or ® symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Market, Ranking and Other Industry Data

In this prospectus, we have included or incorporated by reference information regarding market data obtained from internal sources, market research, publicly available information, and industry publications, including the size of our addressable market. Estimates are inherently uncertain, involve risks and uncertainties, and are subject to change based on various factors, including those discussed in the sections of this prospectus titled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.” We believe that these sources and estimates are reliable as of the date of this prospectus but have not independently verified them and cannot guarantee their accuracy or completeness.

RISK FACTORS

Investing in the securities described herein involves risk. We urge you to carefully consider the risk factors described in our most recent Annual Report on Form 10-K and any updates in our Quarterly Reports on Form 10-Q, together with any other SEC filings that are incorporated by reference in this prospectus and, if applicable, in any prospectus supplement used in connection with an offering of our securities, as well as the information relating to us identified herein in “Cautionary Statement Concerning Forward-Looking Statements,” before making an investment decision. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The SEC filings are available at the Internet website maintained by the SEC at www.sec.gov.

We have filed with the SEC a “shelf” registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, relating to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail about us and the securities that may be offered by this prospectus, you may examine the registration statement on Form S-3 and the exhibits filed with it at the locations listed in the previous paragraph.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference information in this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•

our Annual Report on Form 10-K for the year ended February 2, 2020, filed with the SEC on April 2, 2020 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 26, 2020 and incorporated by reference in our Form 10-K);

•	our Quarterly Report on Form 10-Q for the period ended May 3, 2020, filed on June 9, 2020 and our Quarterly Report on Form 10-Q for the period ended August 2, 2020, filed on September 10, 2020;

•	our Current Report on Form 8-K, filed with the SEC on July 15, 2020; and

•

our Registration Statement on Form 8-A, filed with the SEC on June 11, 2019, which incorporates by reference the description of our common stock from our Registration Statement on Form S-1, and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference in this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until all of the securities to which this prospectus relates have been sold or the offering is otherwise terminated; provided, however, that we are not incorporating by reference any documents or information furnished and not filed with the SEC.

You may obtain copies of any of these filings by contacting us at the address and phone number indicated below or by contacting the SEC as described above. Documents incorporated by reference are available from us without charge, excluding all exhibits, unless an exhibit has been specifically incorporated by reference in this prospectus, by requesting them in writing, by telephone or via the Internet at:

Chewy, Inc.

1855 Griffin Road, Suite B-428

Dania Beach, Florida 33004

(786) 320-7111

Attn: Investor Relations Department

Internet Website: www.chewy.com

THE INFORMATION CONTAINED ON, OR ACCESSIBLE THROUGH, OUR WEBSITE DOES NOT CONSTITUTE A PART OF, AND IS NOT INCORPORATED BY REFERENCE IN, THIS PROSPECTUS.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

The information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement contain statements that are not historical fact and that may be forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. Such statements may address, among other things, our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus, and any accompanying prospectus supplement, primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” and elsewhere in this prospectus and any accompanying prospectus supplement. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus and any accompanying prospectus supplement. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. Please refer to the “Risk Factors” section in this prospectus, and any accompanying prospectus supplement, in Part I, Item 1A of our Annual Report on Form 10-K for the year ended February 2, 2020 and in Part II, Item 1A of our Quarterly Reports on Form 10-Q for the periods ended May 3, 2020 and August 2, 2020.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus and any accompanying prospectus supplement. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this prospectus and any accompanying prospectus supplement relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus and any accompanying prospectus supplement to reflect events or circumstances after the date of this prospectus and any accompanying prospectus supplement or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Item 1A. Risk Factors” in our Annual Report on Form 10-K, which are incorporated by reference in this prospectus, and, to the extent applicable, our Quarterly Reports on Form 10-Q and the accompanying prospectus supplement.

OUR COMPANY

Chewy, Inc. began operating as Chewy.com in 2011 and, in October 2013, Chewy.com, LLC was formed as a Delaware limited liability company. On March 16, 2016, Chewy.com, LLC converted from a Delaware limited liability company to a Delaware corporation and changed its name to Chewy, Inc. We completed the initial public offering of our Class A common stock on June 18, 2019. Unless the context requires otherwise, references in this prospectus to “Chewy,” the “Company,” “we,” “our,” or “us” refer to Chewy, Inc. and its consolidated subsidiaries.

Our mission is to be the most trusted and convenient online destination for pet parents everywhere. Since our launch, we have created the largest pure-play pet e-tailer in the United States, offering virtually everything a pet needs.

Chewy was created to bring the best of the neighborhood pet store shopping experience to a larger audience, enhanced by the depth and wide selection of products and around-the-clock convenience that only e-commerce can offer. Through our website and mobile applications, we offer our customers more than 60,000 products, compelling merchandising, an easy and enjoyable shopping experience, and exceptional customer service.

Our principal executive offices are located at 1855 Griffin Road, Suite B-428, Dania Beach, Florida 33004, and our telephone number is (786) 320-7111. We maintain a website at www.chewy.com. Information contained on, or accessible through, our website is not incorporated by reference in this prospectus.

USE OF PROCEEDS

Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from the sale of securities by us to provide additional funds for general corporate purposes, which may include:

•	repaying or refinancing debt;

•	funding investments in, or extensions of credit to, our subsidiaries;

•	financing acquisitions;

•	working capital; and

•	redeeming or repurchasing outstanding securities.

Pending such use, we may temporarily invest the net proceeds of any offering.

We will not receive any of the proceeds from the sale of the securities described in this prospectus by any selling stockholders.

DESCRIPTION OF COMMON STOCK

The following description sets forth certain general terms of the common stock to which a prospectus supplement may relate. The following description of our common stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws are only summaries and are qualified by reference to the amended and restated certificate of incorporation and the amended and restated bylaws that will be in effect on the completion of this offering. Copies of these documents have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

Authorized Capitalization

As of the date of this prospectus, the Company’s authorized capital stock consists of 1,900,000,000 shares, all with a par value of $0.01 per share, of which:

•	1,500,000,000 shares are designated as Class A common stock;

•	395,000,000 shares are designated as Class B common stock; and

•	5,000,000 shares are designated as preferred stock.

The Company’s board of directors is authorized, without stockholder approval, except as required by the listing standards of the NYSE, to issue additional shares of the Company’s capital stock.

As of August 2, 2020, there were 89,227,335 shares of our Class A common stock outstanding and 317,338,356 shares of our Class B common stock outstanding.

Class A Common Stock and Class B Common Stock

Voting Rights

Holders of our Class A common stock are entitled to one vote per share on any matter that is submitted to a vote of the Company’s stockholders. Holders of our Class B common stock are entitled to ten votes per share on any matter that is submitted to a vote of the Company’s stockholders. Holders of shares of our Class A common stock and Class B common stock vote together as a single class on any matter (including the election of directors) that is submitted to a vote of the Company’s stockholders, unless otherwise required by law or the Company’s amended and restated certificate of incorporation. The Company’s amended and restated certificate of incorporation does not provide for cumulative voting for the election of directors.

Economic Rights

Except as otherwise expressly provided in the Company’s amended and restated certificate of incorporation, or as required by applicable law, all shares of Class A common stock and Class B common stock have the same rights and privileges and rank equally, share ratably and are identical in all respects for all matters, including those described below.

Dividends and Distributions. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our Class A common stock and Class B common stock are entitled to share equally, identically and ratably, on a per share basis, with respect to any dividend or distribution of cash or property paid or distributed by the Company, unless different treatment of the shares of the affected class is approved by the affirmative vote of the holders of a majority of the outstanding shares of such affected class, voting separately as a class; provided, however, that if a dividend or distribution is paid in the form of our Class A common stock or our Class B common stock (or rights to acquire shares of Class A common stock or Class B common stock), then the holders of our Class A common stock shall receive our Class A common stock (or rights to acquire Class A common stock) and holders of our Class B common stock shall receive Class B common stock (or rights to acquire our Class B common stock).

Liquidation Rights. In the event of the Company’s liquidation, dissolution or winding-up, the holders of our Class A common stock and our Class B common stock will be entitled to share equally, identically and ratably in all assets remaining after the payment of any liabilities, liquidation preferences and accrued or declared but unpaid dividends, if any, with respect to any outstanding preferred stock, unless a different treatment is approved by the affirmative vote of the holders of a majority of the outstanding shares of such affected class, voting separately as a class.

Change of Control Transactions. The holders of our Class A common stock and our Class B common stock are treated equally and identically with respect to shares of our Class A common stock or our Class B common stock owned by them, unless different treatment of the shares of each class is approved by the affirmative vote of the holders of a majority of the outstanding shares of the class treated differently, voting separately as a class, on (a) the closing of the sale, transfer or other disposition of all or substantially all of our assets, (b) the consummation of a merger, reorganization, consolidation or share transfer which results in our voting securities outstanding immediately before the transaction (or the voting securities issued with respect to our voting securities outstanding immediately before the transaction) representing less than a majority of the combined voting power of the voting securities of the company or the surviving or acquiring entity or (c) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons of securities of the company if, after closing, the transferee person or group would hold 50% or more of the outstanding voting power of the company (or the surviving or acquiring entity). However, consideration to be paid or received by a holder of common stock in connection with any such assets sale, merger, reorganization, consolidation or share transfer under any employment, consulting, severance or other arrangement will be disregarded for the purposes of determining whether holders of common stock are treated equally and identically.

Subdivisions and Combinations. If we subdivide or combine in any manner outstanding shares of our Class A common stock or our Class B common stock, the outstanding shares of the other class will be subdivided or combined in the same manner, unless different treatment of the shares of each class is approved by the affirmative vote of the holders of a majority of the outstanding shares of our Class A common stock and by the affirmative vote of the holders of a majority of the outstanding shares of our Class B common stock, each voting separately as a class.

No Preemptive or Similar Rights

Our Class A common stock and our Class B common stock are not entitled to preemptive rights and are not subject to conversion, redemption or sinking fund provisions, except for the conversion provisions with respect to our Class B common stock described in our amended and restated certificate of incorporation.

Conversion

Each share of our Class B common stock is convertible at any time at the option of the holder into one share of our Class A common stock. In addition, each share of our Class B common stock, will convert automatically into one share of our Class A common stock (i) upon the sale or transfer of such share of Class B common stock, except for certain transfers described in our amended and restated certificate of incorporation, including transfers to affiliates of the holder and another holder of Class B common stock, (ii) if the holder is not an affiliate of any of BC Partners, La Caisse de dépôt et placement du Québec, GIC Private Limited, Longview Asset Management LLC or StepStone Group LP and (iii) on the final conversion date, defined as the first trading day on or after the date on which the outstanding shares of our Class B common stock represent less than 7.5% of the then outstanding shares of our Class A and Class B common stock. Once transferred and converted into our Class A common stock, the Class B common stock may not be reissued.

Anti-Takeover Provisions

Removal of Directors

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that a director may be removed only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the votes that all of our stockholders would be entitled to cast in an annual election of directors. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office. In addition, our amended and restated certificate of incorporation and our amended and restated bylaws provide for our board of directors to be divided into three classes with staggered three-year terms. Only one class of directors are elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

The limitations on the removal of directors and filling of vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of the Company.

Super-Majority Voting

The General Corporation Law of the State of Delaware (“DGCL”) provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our amended and restated bylaws may be amended, altered, changed or repealed by a majority vote of our board of directors; provided that, in addition to any other vote otherwise required by law, after the date on which the outstanding shares of our Class B common stock represent less than 50% of the combined voting power of our Class A common stock and Class B common stock, the affirmative vote of at least 75% of the voting power of our outstanding shares of Class A common stock and Class B common stock will be required to amend, alter, change or repeal our amended and restated bylaws. Additionally, after the date on which the outstanding shares of our Class B common stock represent less than 50% of the combined voting power of our Class A common stock and Class B common stock, the affirmative vote of at least 75% of the voting power of the outstanding shares of our Class A common stock and Class B common stock entitled to vote on the adoption, alteration, amendment or repeal of our amended and restated certificate of incorporation, voting as a single class, will be required to amend or repeal or to adopt any provision inconsistent with specified provisions of our amended and restated certificate of incorporation. This requirement of a supermajority vote to approve amendments to our amended and restated certificate of incorporation and amended and restated bylaws could enable a minority of our stockholders to exercise veto power over any such amendments.

Stockholder Action; Special Meeting of Stockholders; Advance Notice Requirements for Stockholder Proposals

Our amended and restated certificate of incorporation and amended and restated bylaws provide for stockholder actions at a duly called meeting of stockholders or, before the date on which the outstanding shares of our Class B common stock represent less than 50% of the combined voting power of our Class A common stock and Class B common stock, by written consent. Our amended and restated certificate of incorporation and our amended and restated bylaws also provide that, except as otherwise required by law, special meetings of our stockholders can only be called by our chairman of the board, our Chief Executive Officer or our board of directors or, before the date on which the outstanding shares of our Class B common stock represent less than 50% of the combined voting power of our Class A common stock and Class B common stock, at the request of holders of 50% or more of the voting power of our outstanding Class A common stock and Class B common stock.

In addition, our amended and restated bylaws include advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to our secretary, of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the NYSE. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Delaware Anti-Takeover Statute

Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with the corporation for a period of three years from the time such person acquired 15% or more of the corporation’s voting stock, unless: (1) the board of directors approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder; (2) the interested stockholder owns at least 85% of the outstanding voting stock of the corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans); or (3) the merger transaction is approved by the board of directors and by the affirmative vote at a meeting, not by written consent, of stockholders of two-thirds of the holders of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law.

Under our amended and restated certificate of incorporation, we opted out of Section 203 of the DGCL and are therefore not subject to Section 203.

Corporate Opportunity

Our amended and restated certificate of incorporation provides that we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity that may from time to time be presented to BC Partners, La Caisse de dépôt et placement du Québec, GIC Private Limited, Longview Asset Management LLC, StepStone Group LP or certain of their respective affiliates, or any of their respective officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries (other than us and our subsidiaries) and that may be a business opportunity for such parties, even if the opportunity is one that we might reasonably have pursued or had the ability or desire to pursue if granted the opportunity to do so. No such person will be liable to us for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person, acting in good faith, pursues or acquires any such business opportunity, directs any such business opportunity to another person or fails to present any such business opportunity, or information regarding any such business opportunity, to us unless, in the case of any such person who is our director or officer, any such business opportunity is expressly offered to such director or officer solely in his or her capacity as our director or officer. None of BC Partners, La Caisse de dépôt et placement du Québec, GIC Private Limited, Longview Asset Management LLC, StepStone Group LP or any of their respective affiliates or representatives has any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us or any of our subsidiaries.

Limitations on Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation will limit the liability of our directors to the fullest extent permitted by the DGCL, and our amended and restated bylaws will provide that we will indemnify them to the fullest extent permitted by such law. We expect to enter into indemnification agreements with our current directors and executive officers prior to the completion of this offering and expect to enter into a similar agreement with any new directors or executive officers.

Exclusive Jurisdiction of Certain Actions

Our amended and restated certificate of incorporation will require, to the fullest extent permitted by law, that derivative action or proceeding brought on our behalf, actions against directors, officers, employees or stockholder for breach of fiduciary duty, any action asserting a claim against us or any director or officer arising pursuant to any provision of the Delaware General Corporation Law or our amended and restated certificate of incorporation or bylaws or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware, or any action asserting a claim against us or any director or officer governed by the internal affairs doctrine may be brought only in the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware). Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. Its address is 6201 15th Avenue, Brooklyn, New York 11219.

Listing

Our Class A common stock is listed on the NYSE under the symbol “CHWY.”

DESCRIPTION OF PREFERRED STOCK

The following outlines some of the provisions of the preferred stock that we may offer from time to time. The specific terms of a series of preferred stock will be described in the applicable prospectus supplement relating to that series of preferred stock. The following description of the preferred stock and any description of preferred stock in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the certificate of designations relating to the particular series of preferred stock, which we will file with the SEC in connection with the offering of any preferred stock.

General

Under our amended and restated certificate of incorporation, our board of directors is authorized, without stockholder approval, to adopt resolutions providing for the issuance of up to 5,000,000 shares of preferred stock, par value $0.01 per share, in one or more series. As of the date of this prospectus, there is no preferred stock outstanding.

For each series of preferred stock, subject to the limitations prescribed by the DGCL, the board of directors may fix the voting powers, designations, preferences and relative participating, optional or other rights, if any, and any qualifications, limitations and restrictions of such series, as well as the number of shares to be issued in such series. The powers, preferences and relative, participating, optional and other special rights of, and the qualifications, limitations or restrictions thereof, of each series of Preferred Stock, if any, may differ from those of any and all other series at any time outstanding. The board will fix these terms by resolution adopted before we issue any shares of the series of preferred stock. We may also “reopen” a previously issued series of preferred stock and issue additional preferred stock of that series.

In addition, as described under “Description of Depositary Shares,” we may, instead of offering full shares of any series of preferred stock, offer depositary shares evidenced by depositary receipts, each representing a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock that each depositary share represents will be set forth in the prospectus supplement relating to the depositary shares.

The prospectus supplement relating to the particular series of preferred stock will contain a description of the specific terms of that series as fixed by the board of directors, including, as applicable:

•	the offering price at which we will issue the preferred stock;

•	the title, designation of number of shares and stated value of the preferred stock;

•

the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to cumulate;

•	any conversion or exchange rights;

•	whether the preferred stock will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

•	any liquidation rights;

•	any sinking fund provisions;

•	any voting rights; and

•

any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our amended and restated certificate of incorporation, as amended, restated or otherwise modified prior to such offering.

Subject to the rights of the holders of any series of preferred stock, the number of authorized shares of any series of preferred stock may be increased or decreased, but not below the number of shares of that series then outstanding, by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of capital stock entitled to vote on the matter, voting together as a single class. No separate vote of the holders of any series of preferred stock is required for an increase or decrease in the number of authorized shares of that series.

When we issue and receive payment for shares of preferred stock, the shares will be fully paid and nonassessable, and for each share issued, a sum equal to the stated value will be credited to our preferred stock account. Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, holders of preferred stock will not have any preemptive or subscription rights to acquire more of our stock and each series of preferred stock will rank on a parity in all respects with each other series of preferred stock and senior to our common stock as to dividends and any distribution of our assets upon liquidation, dissolution or winding-up.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purposes and may include issuances to obtain additional financing in connection with acquisitions, and issuances to officers, directors and employees pursuant to benefit plans. Our board of directors’ ability to issue shares of preferred stock may discourage attempts by others to acquire control of us without negotiation with our board of directors, as it may make it difficult for a person to complete an acquisition of us without negotiating with our board.

Redemption and Repurchase

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or the holders,’ and may be mandatorily redeemed.

Any restriction on the repurchase or redemption by us of our preferred stock while we are in arrears in the payment of dividends will be described in the applicable prospectus supplement.

Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date of shares of preferred stock called for redemption and all rights of holders of these shares will terminate, except for the right to receive the redemption price.

Dividends

Holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by our board of directors out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the applicable prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative.

Except as described in a prospectus supplement with respect to a series of preferred stock, we may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock, unless full dividends on any other series of preferred stock that ranks equally with or senior to the series of preferred stock have been paid or sufficient funds have been set apart for payment for either of the following:

•	all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of the other series of preferred stock that pays dividends on a noncumulative basis.

Partial dividends declared on shares of any series of preferred stock and other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for both series of preferred stock.

Liquidation Preference

In the event of our liquidation, dissolution or winding-up, holders of each series of our preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on the common stock or on any securities ranking junior to the preferred stock upon liquidation, dissolution or winding-up.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of these series and other securities will have the right to a ratable portion of our available assets, up to the full liquidation preference. Holders of these series of preferred stock or other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the certificate of designations establishing the series; or

•	as required by applicable law.

Transfer Agent and Registrar

The transfer agent, registrar and dividend disbursement agent for the preferred stock will be stated in the applicable prospectus supplement. The registrar for shares of preferred stock will send notices to stockholders of any meetings at which holders of the preferred stock have the right to elect directors or to vote on any other matter.

Governing Law

The preferred stock will be governed by Delaware law.

DESCRIPTION OF DEPOSITARY SHARES

We may issue fractional interests in shares of Class A common stock or preferred stock, rather than shares of Class A common stock or preferred stock, with those rights and subject to the terms and conditions that we may specify in a prospectus supplement or a free writing prospectus. If we do so, we will provide for a depositary (either a bank or trust company depositary that has its principal office in the United States) to issue receipts for depositary shares, each of which will represent a fractional interest in a share of Class A common stock or preferred stock. The shares of Class A common stock or preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and the depositary. The prospectus supplement or a free writing prospectus will include the name and address of the depositary and will include a discussion of material U.S. federal income tax considerations applicable to the Class A common stock, preferred stock and depositary shares, as applicable.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase equity securities. Each warrant will entitle the holder to purchase for cash the amount of equity securities at the exercise price stated or determinable in a prospectus supplement or a free writing prospectus for the warrants. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in a related prospectus supplement or a free writing prospectus. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the terms of any warrants, including the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which we will issue the warrants;

•	the currency or currencies investors may use to pay for the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies, including composite currencies, in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the identity of the warrant agent;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF SECURITIES PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders a specified number of shares of Class A common stock, preferred stock or depositary shares at a future date or dates, as specified in a related prospectus supplement or a free writing prospectus. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us a specified or varying number of shares of Class A common stock, preferred stock or depositary shares. The consideration for Class A common stock, preferred stock or depositary shares and the principal number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may provide for settlement by delivery by us or on our behalf of the underlying security, or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security. The purchase contracts may be issued separately or as part of purchase units consisting of a purchase contract and other securities or obligations issued by us or third parties, including U.S. treasury securities, which may secure the holders’ obligations to purchase or sell, as the case may be, shares of Class A common stock, preferred stock or depositary shares under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security pursuant to the purchase contracts.

The securities related to the purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of purchase contracts to purchase the underlying security under the related purchase contracts. The rights of holders of purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of purchase contracts will be permitted to withdraw the pledged securities related to such purchase contracts from the pledge arrangement.

DESCRIPTION OF UNITS

We may issue units consisting of one or more purchase contracts, warrants, shares of preferred stock, shares of Class A common stock or any combination of such of our securities (but not securities of third parties), as specified in a related prospectus supplement or a free writing prospectus.

PLAN OF DISTRIBUTION

We and/or any selling stockholders may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

•	directly to purchasers;

•	through agents;

•	to or through underwriters or dealers; or

•	through a combination of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including, without limitation, warrants, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we and/or any selling stockholders may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of securities pursuant to this prospectus, in which case such broker-dealer or affiliate may use Class A common stock received from us to close out its short positions;

•	sell securities short and redeliver such securities to close out our short positions;

•

enter into option or other types of transactions that require us to deliver Class A common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the Class A common stock under this prospectus; or

•

loan or pledge the Class A common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we and/or the selling stockholders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the initial public offering price or purchase price of the securities and the proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, any selling stockholders, the underwriters, or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

At-the-Market Offerings

If we reach an agreement with an underwriter on a placement, including the number of shares of Class A common stock to be offered in the placement and any minimum price below which sales may not be made, such underwriter would agree to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to try to sell such shares on such terms. Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, sales made directly on the NYSE, the existing trading market for our Class A common stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our Class A common stock, the amounts underwritten, and the nature of its obligations to take our Class A common stock will be described in the applicable prospectus supplement.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions.

These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be identified in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Selling stockholders may use this prospectus in connection with resales of our Class A common stock. Such selling stockholders may be deemed to be underwriters under the Securities Act in connection with the shares of our Class A common stock they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We and/or any selling stockholders may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities other than the shares of Class A common stock, which are listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intended to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the offered securities (other than the Class A common stock) on any securities exchange; any such listing with respect to any particular securities will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering of Class A common stock, the underwriters may purchase and sell Class A common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of Class A common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the Class A common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing Class A common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

SELLING STOCKHOLDERS

Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC, which are incorporated by reference in this prospectus.

VALIDITY OF SECURITIES

In connection with particular offerings of securities in the future, the legal validity of the securities may be passed upon for us by Kirkland & Ellis LLP, counsel to Chewy, Inc. The validity of any securities issued under this prospectus will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

5,100,000 Shares

Chewy, Inc.

Prospectus Supplement

Morgan Stanley

                    , 2020